UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 1, 2011

GUARDIAN 8 HOLDINGS
 (Exact name of registrant as specified in its charter)

Nevada	333-150954	26-0674103
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11006 Parallel Pkwy., Suite 200 Kansas City, KS	66109
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (913) 317-8887

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

Effective December 1, 2011, Guardian 8 Corporation (“G8”), the wholly owned operating subsidiary of the Registrant, entered into an employment agreement with Paul Hughes to act as G8’s Vice President of Operations and Security Sales. Mr. Hughes’ employment agreement was approved by the board of directors of G8 and the Registrant.

In general, Mr. Hughes’ employment agreement contains provisions concerning terms of employment, voluntary and involuntary termination, indemnification, severance payments, and other termination benefits, in addition to a non-compete clause and certain other perquisites.

The original term of Mr. Hughes’ employment agreement runs from December 1, 2011 until November 30, 2014.

Mr. Hughes’ employment agreement provides for an initial annual base salary of $108,000, which may be adjusted by the G8 board of directors.  In addition, Mr. Hughes is eligible to receive commissions based upon product sales and long-term common stock incentives (up to 750,000 shares) based upon unit sales, training revenues and officer/director recruitment as set forth in the employment agreement.

In the event of a termination of employment for “good reason”, by Hughes or “without cause” (as defined in the employment agreement) by G8, Mr. Hughes shall receive: (i) a lump sum payment equal to all earned but unpaid base salary through the date of termination of employment; (ii) all earned but unpaid commissions; (iii) a lump sum payment equal to 6-months Base Salary; and (iv) immediate vesting of all equity awards through the end of the then current calendar month (including but not limited to stock options and restricted shares).

A copy of Mr. Hughes’ employment agreement is attached hereto as Exhibit 10.1.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective December 1, 2011, G8 hired Paul Hughes, a prior consultant, to serve as its Vice President of Operations and Security Sales.

Paul Hughes, age 44, served as a consultant for G8 from October 2010 through December of 2011 when he was hired as an officer. Prior to consulting for G8, Hughes was providing consulting services to several other privately held companies. From March of 2006 through November of 2009, Hughes served as the Director of New Markets Development for Taser International, Inc., a publicly traded corporation. Before joining Taser, Mr. Hughes spent two years (2005-2006) at Global Alerts LLC, a private company in the multinational alert industry. From 2003 through 2005, Paul served as a brand manager for Smith & Wesson Holding Corporation, a publicly traded firearms manufacturer. Mr. Hughes holds a MBA in Global Management & Leadership from Arizona State University and has over 60 hours of non-lethal weapons, policies and procedures coursework at Penn State University. He completed the Entrepreneurship Development Program at M.I.T. in January 2010. Further, Paul was honorably discharged from the Marine Corps following Operations Desert Shield/Desert Storm and was decorated for actions contributing to the liberation of Kuwait

Mr. Hughes is not a director of any other public company, nor is he related to any officer, director or affiliate of the Registrant.  Mr. Hughes is not a party to any pending legal proceeding, nor has he been subject to a bankruptcy petition filed against him, nor been convicted in, or subject to, any criminal proceeding.

Item 8.01 Other Events.

On December 8, 2011, the Registrant issued a press release announcing the hiring of Mr. Hughes. A copy of the press release is attached hereto as Exhibit 99.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
10.1	Hughes Employment Agreement effective December 1, 2011
99	Hughes Hiring Press Release dated December 8, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Guardian 8 Holdings

Date: December 9, 2011	By:	/s/ Steve Cochennet
Steve Cochennet
Chief Executive Officer